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Exhibit 10.1

FINANCING COMMITMENT
FOR
CEC RESOURCES LTD.

        This Financing Commitment constitutes the whole and entire agreement between the Borrower, CIBC and PLC and cancels and supersedes any prior agreements, undertakings, declarations, representations and warranties, written or verbal, among the parties in respect of the subject matter of this Financing Commitment, including any prior Financing Commitment or arrangements.

        The contents of this Financing Commitment are confidential and shall not be disclosed in whole or part to any unaffiliated third party, except to their professional advisers in connection herewith and as otherwise required by law.

        MAY 9, 2002

BORROWER:	CEC Resources Ltd. (the "Borrower")
GUARANTOR:	Carbon Energy Corporation (the "Guarantor")
LENDER:	Canadian Imperial Bank of Commerce ("CIBC")
GAS PURCHASE AND SALE TRANSACTIONS FACILITATOR:	CIBC World Markets PLC or any other subsidiary of CIBC from time to time ("PLC")
AMOUNT:	Cdn. $14,000,000 as an Extendible Revolving Term Credit Facility (the "Credit Facility") and,
U.S. $3,500,000 as a swap facility (the "Swap Facility")
(collectively, the "Facility").
PURPOSE OF THE FACILITY:	Credit Facility
For normal operating requirements and to assist the Borrower in the exploration, development, production and/or acquisition of oil and gas reserves in Western Canada.
Swap Facility
To provide for the Borrower's contingent exposure under commodity swaps either financially or physically settled.
HOSTILE ACQUISITION:
The Borrower shall not utilize whether directly or indirectly Availments to facilitate, assist or participate in a hostile acquisition without the prior written consent of CIBC which may be withheld in CIBC's sole discretion.
BORROWING BASE:
Subject to the satisfaction of the Conditions Precedent to Funding, the Credit Facility currently permits draws of up to Cdn. $14,000,000, (the "Borrowing Base") subject to adjustment as herein provided, and will remain in effect until expiration of the Revolving Phase.

CIBC will undertake at any time, but not less frequently than semi-annually during the Revolving and Term phase if CIBC so chooses, a review of the Borrower's oil and gas properties evaluated in an independently prepared economic and reserve evaluation report (provided annually) for purposes of redetermining the Borrowing Base applicable to the Facility. To assist in such redetermination, the Borrower will provide to CIBC operating statements and such other technical information with respect to the properties being reviewed as CIBC may request. The next review will occur on or before September 30, 2002.

Should CIBC determine at any time that there is a Borrowing Base Shortfall, during both the Revolving Phase and the Term Phase, the Borrower will, within 60 days, use whatever means necessary to reduce its indebtedness under this Financing Commitment by that amount stipulated by CIBC, or alternatively pledge additional security to CIBC sufficient to cover, in CIBC's opinion, such deficiency.
While a Borrowing Base Shortfall exists, the Borrower shall:
	•	not request new Availments;
	•	provide CIBC with information needed to determine the Borrower's Available Cash Flow;
•
dedicate on a monthly basis for repayment of this Financing Commitment such portion of its Available Cash Flow as is required to eliminate the Borrowing Base Shortfall within 60 days from the date CIBC delivers notice to the Borrower of the Borrowing Base Shortfall; and
	•	pay the increased compensation required under the heading "Borrowing Base Rate Shortfall or Event of Default".
TOTAL DEBT:	To determine Principal Indebtedness, outstanding borrowings in U.S. Dollars will be the Cdn. Dollar Exchange Equivalent thereof.

To the extent the Borrower does not have sufficient U.S. Dollar revenue to service the U.S. Dollar borrowings under the Facility such borrowings, in an amount to be determined by CIBC, must be hedged to CIBC's satisfaction acting reasonably.
CREDIT FACILITY AVAILABILITY:	The Credit Facility can be advanced by way of any combination of the following Availments:
	•	overdraft borrowings in Cdn. Dollars;
	•	banker's acceptances in Cdn. Dollars, in minimum aggregate amounts of Cdn. $2,500,000 for each drawdown, rollover or conversion and in minimum incremental amounts of Cdn. $500,000 thereafter;
	•	direct borrowings in Cdn. Dollars and/or U.S. Dollars

2

	•	LIBOR borrowings in U.S. Dollars, in minimum aggregate amounts of U.S. $2,500,000 for each drawdown, rollover or conversion and in minimum incremental amounts of U.S. $500,000 thereafter; and
	•	letters of credit, letters of guarantee, cheque credits, bid cheques for out of Province land sales and corporate visa (collectively the "Sundry Options").
SWAP FACILITY AVAILABILITY:
At the Borrower's request and subject to market availability, CIBC and/or PLC will provide quotes for (i) forward rate agreements to provide fixed or floating rate funding for part or all of the Credit Facility, (ii) commodity swaps covering a portion of the Borrower's oil and gas production, (iii) forward exchange contracts and (iv) firm gas purchase and sale transactions, subject to the following:
•
Forward Rate Agreements—terms shall not exceed the lesser of two years and the date of expiry or termination of the Credit Facility, with aggregate amounts hedged not to exceed 60% of the average Principal Indebtedness outstanding during the Borrower's previous fiscal quarter;
•
Commodity Swaps—terms shall not exceed the lesser of two years and the date of expiry or termination of the Credit Facility, with aggregate production volumes hedged from all sources, for both natural gas and oil, (calculated separately, not collectively) not to exceed 60% of the Borrower's gross average production as forecast by CIBC.
•
Forward Exchange Contracts—terms shall not exceed the lesser of two years and the date of expiry or termination of the Credit Facility, with aggregate amounts hedged not to exceed 60% of the Borrower's applicable foreign revenue;
•
Physical Gas Purchase and Sale Transactions—terms and conditions as outlined in the Master Firm Gas Purchase/Sale Agreement, terms shall not exceed the lesser of two years and the date of expiry or termination of the Credit Facility, with aggregate production volumes hedged from natural gas not to exceed 60% of the Borrower's current daily production volume as determined by CIBC;
provided that in all instances, the Borrower's contingent liability to CIBC and/or PLC under the Swap Facility shall be secured and rank pari passu with the Principal Indebtedness.

Notwithstanding the foregoing, the sum of the aggregate production volumes hedged with CIBC and/or PLC from natural gas under both the commodity swaps and physical gas purchase and sale transactions described above shall not at any time exceed 60% of the Borrower's current daily production volumes of natural gas as determined by CIBC.

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TERM AND REPAYMENT:
The Credit Facility will revolve and fluctuate at the Borrower's option until March 31, 2003 (the "Revolving Phase") with interest payable monthly in arrears, or with respect to LIBOR borrowings, as otherwise provided herein. At the request of the Borrower, the Credit Facility may be renewed upon such terms and for such period, and subject to the requirements listed below, as CIBC may in its discretion agree to (a "Revolving Period"). CIBC may elect to renew all or only a portion of the Credit Facility for a further Revolving Phase.
Revolving Phase

While the Credit Facility is in the Revolving Phase, the Borrower may, at least 60 days prior to the termination of the then current Revolving Phase, request an extension of the Revolving Phase provided:
• the extension is for 364 days or less;
• the extension will not result in the then current Revolving Period extending beyond 364 days; and
• CIBC, in its unrestricted discretion, consents to the extension.
An extension of the Revolving Phase will create a new and separate Revolving Phase which in turn can only be extended as provided above.
Upon the expiration or termination of the then current Revolving Phase, any amount undrawn under the Credit Facility will be permanently cancelled.
Term Phase

During the Term Phase, the Credit Facility will be permanently reduced by way of consecutive monthly principal payments commencing 30 days after the end of the Revolving Phase over an amortization period consistent with the Borrower's cash flow profile, as determined by CIBC, by applying its usual practice for similar type loans in comparable circumstances, provided that such amortization period shall not exceed 24 months.
Where used herein, the term "Term Phase" means the period commencing immediately after the end of the Revolving Phase until repayment of the Credit Facility in full.
PREPAYMENT AND CANCELLATION:	The Borrower may permanently prepay the Facility in whole or in part, subject to the following:
• Availments by way of bankers' acceptances may only be paid at maturity dates.
• All prepayments, during the Term Phase, will be made in inverse order of maturity.

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•
Availments by way of commodity swaps (financial or physical), forward rate agreements and forward exchange contracts may be prepaid only at maturity except where the Borrower agrees to pay CIBC's breaking costs due to early redemption of offsetting positions or otherwise, including all costs associated with reversing positions, provided such early redemption is possible.
•
Availments by way of LIBOR borrowings may be prepaid only at maturity except where the Borrower agrees to pay CIBC's breaking costs due to early redemption of offsetting deposits or otherwise, provided such early redemption is possible.
• The Borrower may at any time, upon giving CIBC two Banking Days prior notice, cancel any unused part of the Facility and any cancelled portion will not be reinstated.
RATES AND STAMPING FEES:	Revolving Phase
Cdn. Dollar Advances
• CIBC Prime Rate in effect from time to time plus 1/2 of 1% per annum with interest payable monthly in arrears.
• The stamping fees for each banker's acceptance shall be calculated on the face amount of the bankers' acceptances for the term thereof and shall be equal to 150 basis points per annum;
U.S. Dollar Advances
• U.S. Base Rate in effect from time to time plus 1/2 of 1% per annum.
• For LIBOR borrowings, LIBOR plus 150 basis points per annum.
Term Phase

During the Term Phase, the interest rates then in effect from time to time for CIBC Prime Rate loans, U.S. Base Rate loans and LIBOR based loans and stamping fees on bankers' acceptances shall increase by 1% per annum with interest payable monthly in arrears.
STANDBY FEE:	During the Revolving Phase, a standby fee of 1/5 of 1% per annum calculated on the undrawn portion of the available and unused Credit Facility is payable monthly in arrears.
SUNDRY OPTIONS:	Fees on Sundry Options are subject to change without notice and are payable as follows:
Letters of Credit/Letters of Guarantee—1.3% per annum or portion thereof in advance with a minimum of $150
Corporate Visa—CIBC standard fees
Bid Cheques—2.0% per annum plus $10.00 per cheque for out of province Bid Cheque transactions.

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BORROWING BASE SHORTFALL OR EVENT OF DEFAULT:
Effective on the 30th day following receipt by the Borrower of a notice of a Borrowing Base Shortfall or an Event of Default (the "Effective Date"), the interest rates then applicable to CIBC Prime Rate loans, U.S. Base Rate loans, LIBOR based loans and stamping fees on bankers' acceptances shall increase by 2% per annum and such increase shall remain in effect for as long as a Borrowing Base Shortfall or Event of Default subsists. An increase in interest rates as aforesaid arising from a Borrowing Base Shortfall or Event of Default shall on the Effective Date apply proportionately to each such Availment outstanding on the basis of the number of days remaining in the term to maturity of each such Availment. The Borrower shall pay to CIBC any resulting increase in stamping fees with respect to outstanding bankers' acceptances on or prior to the third Banking Day following the Effective Date.
RENEWAL FEE:	Cdn. $14,000 is payable by the Borrower to CIBC upon the Borrower's acceptance of this Financing Commitment.
LEGAL FEES:
CIBC's costs, including legal and the cost to prepare any environmental assessments, in connection with the preparation, establishment, operation or enforcement of this Financing Commitment, including the Security, are for the account of the Borrower.
SECURITY:
The Borrower will provide to CIBC and PLC, to the extent not already provided, and maintain the following as security for all obligations of the Borrower arising under this Financing Commitment, including any liability or exposure of CIBC under the Sundry Options and CIBC and/or PLC under the Swap Facility;
•
a Second Supplemental Debenture in the amount of $25,000,000 conveying a first floating charge (with right to fix) over all the present and after-acquired property of the Borrower together with a pledge thereof;
	•	Negative pledge from CEC Resources Ltd. and undertaking to provide fixed charge security;
•
Guarantee from Carbon Energy Corporation with respect to the unconditional guarantee of the Borrower's indebtedness to CIBC and PLC (containing an acknowledgement that the Negative Pledge dated October 6, 2000 granted by the Guarantor continues in full force and effect), together with a legal opinion of the Guarantor's counsel in support thereof, in form satisfactory to CIBC;
	•	General Security Agreement providing a first priority security interest in all present and after-acquired personal property of the Borrower;
	•	Officer's certificate certifying ownership of properties and interests as evaluated by CIBC;
	•	Standard CIBC agreement respecting hydrocarbons;

6

	•	Standard CIBC agreement and documentation relative to Sundry Options;
	•	Standard CIBC overdraft lending agreement;
	•	Standard ISDA form agreement relative to swap transactions, (when required);
	•	Master Firm Gas Purchase/Sale Agreement with any relating documents as required by CIBC or its counsel, (when required); and
	•	Any and all other security or documents as required by CIBC or its counsel.
(collectively the "Security").
In the event of any conflict between this Financing Commitment and the Security, this Financing Commitment shall govern.
OTHER COVENANT:
The Borrower covenants not to provide any financial support by guarantee, pledge of its shares, granting of a security interest or other mortgage, charge, lien or encumbrance of any kind, or otherwise to an affiliate (as such term is defined in the Business Corporations Act (Alberta)) without the prior written consent of CIBC, in its sole discretion.
UNDERTAKING:
Upon request, the Borrower agrees to provide CIBC with such additional security that in CIBC's reasonable opinion is required to cover its or PLC's contingent exposure and all indebtedness under the Swap Facility, including without limitation, an acknowledgement and amending agreement and such other documentation as CIBC may request to confirm that the Security held by CIBC as at date hereof secures such contingent exposure and indebtedness to PLC and to amend the Security accordingly.
CONDITIONS PRECEDENT TO FUNDING:	CIBC's obligation to provide increased Availments shall be subject to the following conditions precedent being met, unless waived in writing by CIBC:
	•	execution of this Financing Commitment;
	•	the Security in form and substance satisfactory to CIBC;
	•	the receipt by CIBC of a duly executed environmental certificate in CIBC's standard form;
	•	no Event of Default shall have occurred nor any event which, after notice or lapse of time or both, would become an Event of Default; and
	•	the appropriate notice of borrowing shall have been delivered in accordance with the notice provisions provided herein.
ADDITIONAL CONDITION:
In addition to the conditions set forth above, CIBC's obligation to provide Availments, other than rollovers or conversions of a then maturing advance, shall be suspended for as long as there exists a Borrowing Base Shortfall.

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REPORTING REQUIREMENTS:	The Borrower will provide to CIBC:
	•	audited financial statements of the Guarantor within 120 days of the Borrower's fiscal year-end;
	•	the Guarantor's quarterly 10 Q filings within 60 days of the end of the first three fiscal quarters of each fiscal year;
	•	unaudited annual financial statements of the Borrower within 120 days of the Borrower's fiscal year-end;
	•	unaudited quarterly financial statements within 60 days of the end of the first three fiscal quarters of each fiscal year;
•
an independently prepared economic and reserve evaluation report covering the Borrower's oil and gas properties along with annual cash flow projections and capital expenditure budgets within 90 days of the end of each fiscal year;
•
production revenue statements on a monthly basis within 60 days of each month end, such statements indicating the gross oil and gas production, net production, total revenues, royalties and other burdens, operating expenses and net revenues, in a format acceptable to CIBC;
	•	compliance certificate substantially in the form of Schedule B hereto within 60 days of the end of each fiscal quarter; and
	•	such other documentation and information as CIBC may reasonably request, including any internally or independently prepared environmental assessment reports in the Borrower's possession.
DISPOSITION LIMIT:
In addition to the Borrower's covenants found in Schedule A hereto, the Borrower will not sell, convey or otherwise dispose of any of its Proved Producing Reserves or related facilities, other than in the normal course of business and on arm's length terms, provided that, if cumulative proceeds of all dispositions to be received by the Borrower exceed $1,000,000 in any calendar year, such proceeds will be used to permanently repay the Principal Indebtedness, unless other arrangements are made with CIBC.
CHANGE OF CONTROL:
The Borrower shall notify CIBC of a Change of Control as soon as it becomes aware thereof, and CIBC may at its sole discretion, by written notice to the Borrower, terminate the Facility upon a Change of Control occurring. Such termination will be effective on the 30th day following the giving of the notice by CIBC and thereupon all Principal Indebtedness, interest, fees and all amounts due by the Borrower to CIBC or PLC under the Facility will be due and payable.

8

INDEMNITY:
The Borrower agrees to indemnify and hold CIBC and its officers, directors, employees and agents harmless against any and all liabilities and costs associated with or as a result of CIBC and PLC entering into and performing their obligations under this Financing Commitment, including but not limited to liabilities or costs associated with or as a result of (i) any transaction financed or to be financed in whole or part, directly or indirectly, by the proceeds of this Facility; or (ii) any breach or non-compliance of any legislation, order, directive or judgment by the Borrower for the protection of the environment. This indemnity will survive the repayment, cancellation or termination of this Financing Commitment.
NOTICES:
Any notice or communication to be given hereunder and under the Security may be effectively given by delivering the same at the addresses hereinafter set forth or by telecopy or by sending the same by prepaid registered mail to the parties at such addresses. Any notice so mailed will be deemed to have been given upon actual receipt thereof. The address of the parties are:
CEC Resources Ltd. 1750, 530—8th Avenue S.W. Calgary, Alberta T2P 3S8
Attention: Robert R. Morrison President Telecopy: (403) 262-8167
Canadian Imperial Bank of Commerce Oil and Gas Group 10th Floor Bankers Hall 855—2nd Street S.W. Calgary, Alberta T2P 2P2
Attention: Vice President, Oil & Gas Telecopy: (403) 221-5779

Either party may from time to time notify the other, in accordance with the provisions hereof, of any change of address or addressee, which thereafter, until changed by like notice, will be the address of such party for all purposes of this Financing Commitment and the Security.

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PRIOR INDEBTEDNESS:
All amounts owing by the Borrower as at the effective date hereof under any other financing commitment or agreement shall be deemed to be amounts owing under this Facility and this Financing Commitment as of the effective date hereof. The Borrower acknowledges that all security granted with respect to any existing facility or any previous financing commitment or agreement between CIBC and/or PLC and the Borrower continues in full force and effect without in any way impairing or derogating from any of the mortgages, charges, pledges, assignments, security interests and covenants therein contained or thereby constituted, as continuing security for all obligations, indebtedness and liabilities of the Borrower under this Financing Commitment.
EXECUTION:
This Financing Commitment and the Security may be executed in separate counterparts and delivered by electronic facsimile and when so executed and delivered, will be deemed to be an original, all of which taken together will constitute one and the same instrument, and production of an originally executed or copy of a transmittal facsimile of each counterpart execution page hereof shall be sufficient for purposes of proof of the execution and delivery of this Financing Commitment and the Security.
GENERAL TERMS AND CONDITIONS:	Schedule A hereto contains general definitions, covenants, events of default, terms and conditions which form part of this Financing Commitment.
OUR FINANCING COMMITMENT IS OPEN TO ACCEPTANCE BY YOU ON OR PRIOR TO MAY 17, 2002.
CANADIAN IMPERIAL BANK OF COMMERCE
Per:
Name: David W. Richardson
Title: Vice President
Per:
Name: Glenn Kalyniuk
Title: Director, Commercial Credit
THE ABOVE TERMS AND CONDITIONS AND THOSE CONTAINED IN THE ATTACHED SCHEDULE "A" ARE AGREED TO BE EFFECTIVE THE DAY OF MAY, 2002.
CEC RESOURCES LTD.
Per:
Name: Robert Morrison
Title: President
Per:
Name: Kevin D. Struzeski
Title: Treasurer

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THIS IS SCHEDULE A TO THE FINANCING COMMITMENT OF
CANADIAN IMPERIAL BANK OF COMMERCE IN FAVOUR OF
CEC RESOURCES LTD. DATED MAY 9, 2002

ARTICLE 1
DEFINITIONS

1.1
Definitions. Capitalized words and phrases used in the Financing Commitment and in all notices and communications expressed to be made pursuant thereto shall have the meanings set out below, unless otherwise defined in this Financing Commitment.

"Available Cash Flow" means, in respect of the Borrower for any period, its revenue from operations (including net proceeds of a Property Disposition) for such period, less:

  (a)
  royalties and other contractual obligations necessary to preserve and maintain title to its oil and gas properties for such period;

  (b)
  interest or other fees pursuant to this Financing Commitment;

  (c)
  its reasonable general, administrative and operating expenses for such period;

  (d)
  taxes applicable to such period;

  (e)
  reasonable abandonment and reclamation costs consistent with industry standards; and

  (f)
  any other amounts that CIBC may allow in writing.

"Availment" means an availment by the Borrower permitted under this Financing Commitment.

"Banking Day" means any day, other than a Saturday or Sunday, on which Canadian chartered banks are open for domestic and foreign exchange business in Calgary, Alberta.

"Borrowing Base Shortfall" means that amount expressed in Cdn. Dollars by which the Principal Indebtedness under the Credit Facility at any time exceeds the then existing Borrowing Base applicable to the Credit Facility.

"Cdn. Dollars" or "Cdn. $" means such currency of Canada which, as at the time of payment or determination, is legal tender in Canada for the payment of public or private debts.

"Cdn. Dollar Exchange Equivalent" means, with reference to an amount (the "original amount") expressed in a currency other than Cdn. Dollars, the amount expressed in Cdn. Dollars which CIBC would be required to pay in Calgary at the opening of business on the date specified, in order to purchase the original amount, in accordance with CIBC's usual foreign exchange practice.

"CDOR Screen Rate" means the average bid rate for bankers' acceptances (expressed to five decimal places) quoted on the Reuters' Canadian discount offer rate screen at 10:00 a.m., (Toronto time) on the applicable date for bankers' acceptances having a term to maturity of one month.

"Change of Control" means if any Person acquires, directly or indirectly, alone or in concert with other Persons within the meaning of the Alberta Securities Act, over a period of time or at any one time, shares in the capital of the Borrower aggregating in excess of 30% of all of the then issued and outstanding Voting Shares of the Borrower.

"CIBC Prime Rate" means the variable rate of interest quoted by CIBC from time to time as the reference rate of interest which it employs to determine the interest rate it will charge for demand loans in Cdn. Dollars to its customers in Canada and which it designates as its prime rate. If on the date an outstanding advance under the Facility is converted into a CIBC Prime Rate loan, CIBC Prime Rate is less than the Floor Rate on that date, then the interest rate applicable to such CIBC Prime Rate loan shall be the Floor Rate.

"Distribution" means any:

  (a)
  payment of any dividend on or in respect of any shares of any class in the capital of the Borrower (including any shares thereof acquired through the exercise of warrants or rights of conversion, exchange or purchase);

  (b)
  redemption, retraction, purchase or other acquisition or retirement, in whole or in part, of shares of any class in the capital of the Borrower (including any shares thereof acquired through the exercise of warrants or rights of conversion, exchange or purchase); or

  (c)
  payment of principal, interest or other amounts in whole or in part, of any indebtedness of the Borrower for borrowed money (including without limitation, any indebtedness incurred or assumed by the Borrower pursuant to a capital lease or operating lease);

to (in the case of (a) and (c)) or by or from (in the case of (b)) any shareholder or any affiliate of a shareholder of the Borrower, whether made or paid in or for cash, property or both, or the transfer of any property for consideration of less than fair market value to any shareholder or any affiliate of a shareholder of the Borrower.

"Event of Default" means an Event of Default as set out in Section 10.1 of this Schedule A.

"Floor Rate" means, for any day, the CDOR Screen Rate at or about 10:00 a.m., Toronto time on that day, plus 1%.

"Full Life Net Present Worth" means, at any time, the discounted net present value, as determined by CIBC, of the Borrower's forecasted cash flow, based on CIBC's estimate of the present and future production derived from those Proved Producing Reserves as are considered by CIBC in determining the Borrowing Base, and as adjusted by CIBC using the discount rates, inflation rates and pricing forecast as applied by CIBC based on its then current lending practice for loans of a similar nature to the Facility and with respect to similar type property.

"Material Adverse Change" means a material adverse change in:

  (a)
  the financial condition of the Borrower;

  (b)
  the Borrower's ability to perform its obligations under this Financing Commitment;

  (c)
  the property, business, operations or liabilities of the Borrower; or

  (d)
  the lending value of the Borrower's oil and gas properties.

"Material Adverse Effect" means a material adverse effect on:

  (a)
  the financial condition of the Borrower;

  (b)
  the Borrower's ability to perform its obligations under this Financing Commitment;

  (c)
  the property, business, operations or liabilities of the Borrower; or

  (d)
  the lending value of the Borrower's oil and gas properties.

"Permitted Encumbrances" means:

  (a)
  undetermined or inchoate liens arising in the ordinary course of and incidental to construction or current operations which have not been filed pursuant to law against the Borrower or in respect of which no steps or proceedings to enforce such lien have been initiated or which relate to obligations which are not due or delinquent or if due or delinquent, any lien which the Borrower will be contesting in good faith if such contest will involve, in the opinion of CIBC, no risk of loss of any material part of the property of the Borrower;

  (b)
  liens incurred or created in the Borrower's ordinary course of business and in accordance with sound industry practice in respect of the joint operation of oil and gas properties or related production or processing facilities as security in favour of a Person conducting the development or operation of the property to which such liens relate, for the Borrower's portion of the costs and expenses of such development or operation, provided that such costs or expenses are not due or delinquent or if due or delinquent, any lien which the Borrower will be contesting in good faith if such contest will involve, in the opinion of CIBC, no risk of loss of any material part of the property of the Borrower;

  (c)
  to the extent a security interest is constituted or created thereby, a sale or disposition of oil and gas properties resulting from any pooling or unit agreement entered into in the ordinary course of business when, in the Borrower's reasonable judgement, it is necessary to do so to facilitate the orderly exploration, development or operation of such properties, provided that the Borrower's resulting pooled or unitized interest is proportional to the interest contributed by it and is not materially less than the Borrower's interest in such oil and gas properties prior to such pooling or unitization, and its obligations in respect thereof, are not greater than its proportional share based on the interest acquired by it;

  (d)
  to the extent a security interest is constituted or created thereby, farmouts or overriding royalty interests, net profit interests, reversionary interests and carried interests in respect of the Borrower's oil and gas properties that are entered into with or granted to arm's length third parties in the ordinary course of business and in accordance with sound industry practice;

  (e)
  liens for penalties arising under non-participation provisions of operating agreements in respect of the Borrower's oil and gas properties, if such liens do not, in the opinion of CIBC, materially detract from the value of any material part of the property of the Borrower;

  (f)
  easements, rights-of-way, servitudes, zoning or other similar rights or restrictions in respect of land owned by the Borrower (including, without limitation, rights-of-way and servitudes for railways, sewers, drains, pipe lines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) which, either alone or in the aggregate, do not, in the opinion of CIBC, materially detract from the value of such land or materially impair its use in the operation of the business of the Borrower;

  (g)
  any lien or trust arising in connection with worker's compensation, unemployment insurance, pension and employment laws or regulations;

  (h)
  the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, license, franchise, grant or permit acquired by the Borrower, or by any statutory provision to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;

  (i)
  all reservations in the original grant from the Crown of any lands and premises or any interests therein and all statutory exceptions, qualifications and reservations in respect of title;

  (j)
  to the extent a security interest is constituted or created thereby, any right of first refusal in favour of any Person granted in the ordinary course of business with respect to the oil and gas properties of the Borrower;

  (k)
  any claim or encumbrance from time to time disclosed by the Borrower to CIBC and which is consented to in writing by CIBC;

  (l)
  to the extent a security interest is constituted or created thereby, sales of production made in the ordinary course of business, sale and leaseback transactions and purchase money security interests on property other than property used by CIBC to establish the then applicable Borrowing Base; and

  (m)
  public and statutory liens not yet due arising by operation of law.

"Person" is to be broadly interpreted and will include an individual, a corporation, a partnership, a trust, an unincorporated organization, a joint venture, the government of a country or any political subdivision thereof, or an agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

"Permitted Indebtedness" means:

  (a)
  all trade payables and other similar indebtedness of the Borrower not past due by more than 60 days (other than indebtedness for borrowed money) incurred in the normal course of business, provided each such indebtedness is classified as a current liability on the Borrowers' financial statements and based on generally accepted accounting principles in Canada or United States as applicable;

  (b)
  all indebtedness of the Borrower to CIBC and/or PLC under this Financing Commitment;

  (c)
  all indebtedness arising from the sale and leaseback by the Borrower of personal property to be used in its ongoing oil and gas operations, provided such indebtedness does not in the aggregate exceed at any one time 5% of the then applicable Borrowing Base; and

  (d)
  any other indebtedness of the Borrower consented to in writing by CIBC.

"Principal Indebtedness" means at anytime the outstanding principal indebtedness owed by the Borrower to CIBC and/or PLC under this Financing Commitment, including, without limitation, any contingent obligations or exposure of CIBC and/or PLC arising from the Sundry Options or Availments pursuant to the Swap Facility.

"Property Disposition" means any sale, transfer or swap of, grant of a security interest in or loss, destruction or any other disposition whatsoever, whether voluntary or involuntary, of any of the Borrower's oil and gas properties used in the determination of the Borrowing Base.

"Proved Producing Reserves" means those oil and gas reserves estimated as recoverable under current technology and existing economic conditions from that portion of a reservoir which can be reasonably evaluated as economically productive on the basis of analysis of drilling, geological, geophysical and engineering data, including reserves to be obtained by enhanced recovery processes demonstrated to be economic and technically successful in the subject reservoir and which are actually on production.

"Quarter" means a 3 month period commencing on the first day of each and every January, April, July and October.

"U.S. Base Rate" means the variable rate of interest quoted by CIBC from time to time as the reference rate of interest which it employs to determine the interest rate it will charge for demand loans in U.S. Dollars to its customers in Canada and which it designates as its "U.S. Base Rate".

"U.S. Dollars" or "U.S. $" means such currency of the United States of America which, as at the time of payment or determination, is legal tender in the United States of America for the payment of public or private debts.

"Voting Shares" means shares of capital stock of any class of any corporation carrying voting rights under all circumstances, provided that, for the purposes of this definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares, whether or not such event shall have occurred, nor shall any shares be deemed to cease to be Voting Shares of another class or classes by reason of the happening of such event.

1.2
Number. Wherever the context of this Financing Commitment so requires, a term used herein importing the singular shall also include the plural and vice versa.

1.3
Monetary References. Whenever an amount of money is referred to in this Financing Commitment or any document entered into pursuant hereto, such amount shall, unless otherwise expressly stated, be in Cdn. Dollars.

1.4
Time. Time shall be of the essence in this Financing Commitment.

1.5
Governing Law. This Financing Commitment shall be governed by and construed in accordance with the laws in force in the Province of Alberta from time to time.

1.6
Enurement. This Financing Commitment shall be binding upon and shall enure to the benefit of the Borrower and its respective successors and permitted assigns.

1.7
Amendments. This Financing Commitment may only be amended by an instrument in writing signed by the parties.

1.8
No Waiver.

(a)
No waiver by a party of any provision or of the breach of any provision of any of this Financing Commitment shall be effective unless it is contained in a written instrument duly executed by an authorized officer or representative of such party. Such written waiver shall affect only the matter specifically identified in the instrument granting the waiver and shall not extend to any other matter, provision or breach.

(b)
The failure of a party to take any steps in exercising any right in respect of the breach or nonfulfillment of any provision of any of this Financing Commitment shall not operate as a waiver of that right, breach or provision, nor shall any single or partial exercise of any right preclude any other or future exercise of that right or the exercise of any other right, whether in law or otherwise.

1.9
Severability. If the whole or any portion of this Financing Commitment or the application thereof to any circumstance shall be held invalid or unenforceable to an extent that does not affect the operation of this Financing Commitment in a fundamental way, the remainder of the provision in question, or its application to any circumstance other than that to which it has been held invalid or unenforceable, and the remainder of this Financing Commitment, shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

1.10
Accounting Terms and Principles. Except as otherwise expressly provided, all accounting terms, principles and calculations applicable to this Financing Commitment, including the financial statements of the Borrower shall be interpreted, applied and calculated, as the case may be, in accordance with Canadian or United States generally accepted accounting principles, as applicable. The basis of accounting shall be applied and made on a consistent basis and shall not be changed unless agreed to by CIBC in writing, such consent not to be unreasonably withheld.

ARTICLE 2
FUNDING AND OTHER MECHANICS

2.1
Funding of Availments. Where applicable, all Availments requested by the Borrower shall be made available by deposit of the applicable funds (which in the case of bankers' acceptances shall be the net proceeds thereof) into the appropriate Borrower's account for value on the Banking Day on which the advance is to take place.

2.2
Notice Provisions. Availments shall be made available to the Borrower and the Borrower shall be entitled to rollover or convert maturing Availments where permitted hereunder, provided a notice of borrowing or a notice of rollover or notice of conversion, as applicable, is received from the Borrower by CIBC as follows:

  (a)
  with respect to Availments, other than LIBOR based loans, of Cdn. $5,000,000 or less in the applicable currency, no later than 10:00 a.m. Calgary, Alberta time on the Banking Day of the drawdown date or the date of rollover or conversion, as applicable;

  (b)
  with respect to Availments, other than LIBOR based loans, in excess of Cdn. $5,000,000 in the applicable currency, no later than 10:00 a.m. Calgary, Alberta time on the second Banking Day immediately preceding the drawdown date or the date of rollover or conversion, as applicable; and

  (c)
  with respect to a drawdown, rollover or conversion of or into a LIBOR based loan, regardless of amount, no later than 10:00 a.m. Calgary, Alberta time on the third Banking Day immediately preceding the drawdown date or the date of rollover or conversion, as applicable.

  Any of the notices referred to in the foregoing paragraphs may be given by the Borrower, at its sole risk, to CIBC by telephone and in such case shall be immediately followed by the Borrower delivering to CIBC on the same day the written notice required hereunder confirming such instructions.

2.3
Irrevocability. A notice of borrowing shall be in such form as the Borrower and CIBC agree and when given by the Borrower shall be irrevocable and shall oblige the Borrower and CIBC to take the action contemplated herein and therein on the date specified therein.

2.4
Rollover or Conversion of Availments

(a)
The Borrower shall be entitled to rollover one type of Availment into the same type of Availment or convert one type of Availment into another type of Availment on the terms herein provided.

(b)
If the Borrower fails to give CIBC a duly completed notice of rollover or notice of conversion if and as required, or if in giving such notice the Borrower fails to provide for the rollover or conversion of all of the Availment then maturing, the Borrower shall be deemed to have irrevocably elected to convert a maturing advance, or that part of such maturing advance which the Borrower has failed to provide for in such notice, as the case may be, into a CIBC Prime Rate loan with respect to a Cdn. Dollar borrowing or a U.S. Base Rate loan with respect to a U.S. Dollar borrowing.

(c)
No repayment or conversion of a bankers' acceptance shall be made prior to its maturity date.

2.5
Exchange Rate Fluctuations. If as a result of currency fluctuation the Cdn. Dollar Exchange Equivalent of the Principal Indebtedness exceeds the then applicable Borrowing Base (the "Excess"), the Borrower shall forthwith pay the Excess to CIBC as a repayment of principal.

2.6
Excess Relating to Bankers' Acceptances. If to pay an Excess, it is necessary to repay an advance by way of bankers' acceptances, prior to the maturity date thereof, the Borrower shall not be required to repay such advances until the maturity date applicable thereto, provided, however, that at the request of CIBC, the Borrower shall forthwith pay to CIBC for deposit into an escrow account maintained by and in the name of CIBC the Excess, to be held by CIBC for set-off against future indebtedness owing by the Borrower to CIBC in respect of such Excess and, pending such application, shall bear interest at the rate declared by CIBC from time to time as that payable by it in respect of deposits for such amount and for the period from the date of deposit to the maturity date of the advance.

ARTICLE 3
CALCULATION OF INTEREST AND FEES

3.1
Records. CIBC shall maintain records, in written or electronic form, evidencing all advances and all other indebtedness owing by the Borrower to CIBC under this Financing Commitment. CIBC shall enter in such records details of all amounts from time to time owing, paid or prepaid by the Borrower to it hereunder. The information entered in such records shall constitute prima facie evidence of the indebtedness of the Borrower to CIBC under this Financing Commitment.

3.2
Payment of Interest and Fees.

(a)
Interest. Except as expressly stated otherwise herein, all CIBC Prime Rate loans, U.S. Base Rate loans and LIBOR based loans from time to time outstanding hereunder shall bear interest, as well after as before maturity, default and judgment, with interest on overdue interest, at the applicable rates. Interest payable at a variable rate shall be adjusted automatically without notice to the Borrower whenever there is a variation in such rate.

(b)
Calculation of Interest and Stamping Fees. Interest on CIBC Prime Rate loans and U.S. Base Rate loans shall accrue and be calculated daily and be payable on such Banking Day as is customary for CIBC having regard to its then existing practice. Interest on CIBC Prime Rate loans and U.S. Base Rate loans and stamping fees on bankers' acceptances shall be calculated on the basis of a 365 day year.

(c)
Interest Act (Canada). For the purposes of the Interest Act (Canada) and all other applicable laws which may hereafter regulate the calculation or computation of interest in this Financing Commitment, the annual rates of interest and fees applicable to CIBC Prime Rate loans and U.S. Base Rate loans and stamping fees on bankers' acceptances, respectively, are the rates as determined under this Financing Commitment multiplied by the actual number of days in a period of one year commencing on the first day of the period for which such interest or stamping fee is payable and divided by 365.

(d)
LIBOR Based Loans. Interest on LIBOR based loans shall accrue and be calculated daily and be payable at the end of each applicable LIBOR period, provided that, where the LIBOR period exceeds 90 days, interest shall be calculated and payable every 90 days during the term of the LIBOR period and on the last day of the applicable LIBOR period. Interest on LIBOR based loans shall be calculated on the basis of the actual number of days in each LIBOR period divided by 360. For the purposes of the Interest Act (Canada) and other applicable laws, the annual rates of interest applicable to LIBOR based loans are the rates as determined hereunder multiplied by the actual number of days in a period of one year commencing on the first day of the period for which such interest is payable and divided by 360.

3.3
Conversion to Another Currency. A conversion of an advance from one currency to another currency shall not be made by a netting out of funds unless agreed upon by CIBC.

3.4
Waiver of Judgment Interest Act (Alberta). To the extent permitted by applicable law, the provisions of the Judgment Interest Act (Alberta) shall not apply to this Financing Commitment and are hereby expressly waived by the Borrower.

3.5
Deemed Reinvestment Not Applicable. For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Financing Commitment and the rates of interest stipulated in this Financing Commitment are intended to be nominal rates and not effective rates or yields.

ARTICLE 4
LETTERS OF CREDIT AND LETTERS OF GUARANTEE

4.1
Conditions Precedent to Issuance. CIBC shall issue letters of credit and give letters of guarantee on behalf of the Borrower upon execution by the Borrower of CIBC's standard forms applicable thereto.

4.2
Issuance Fees.

(a)
The Borrower shall pay to CIBC an issuance fee in respect of each outstanding letter of credit and letter of guarantee at CIBC's standard charges applicable thereto provided that such fee shall be in a minimum amount of $150.

(b)
Issuance fees in respect of letters of credit and letters of guarantee shall be calculated on the face amount thereof and shall be payable annually in advance commencing on the date of issuance. If any letter of credit or letter of guarantee is cancelled, there shall be a rebate of such fee to take into account the number of days remaining in the annual period of its cancellation.

4.3
Payments Pursuant to Letters of Credit and Letters of Guarantee. The Borrower shall forthwith reimburse CIBC for any payment made by it pursuant to a letter of credit or letter of guarantee issued under the Facility either by:

(a)
payment thereof in full; or

(b)
utilization of another Availment; or

(c)
a combination of payment and utilization of another Availment.

4.4
Reliance. CIBC shall be entitled to honour each demand made under a letter of credit or letter of guarantee in accordance with the terms thereof without inquiring as to the propriety, sufficiency or genuineness of any such demand, provided that if the letter of credit or letter of guarantee is a documentary letter of credit or letter of guarantee, CIBC must receive to CIBC's satisfaction the required documents in the prescribed form under applicable law prior to honouring any such demand.

ARTICLE 5
GENERAL PROVISIONS RELATING TO LIBOR BASED LOANS

5.1
General.

(a)
The aggregate amount of each advance by way of a LIBOR based loan shall be at least U.S. $2,500,000 and in multiples of U.S. $500,000 for any amount in excess thereof.

(b)
If the Borrower elects an Availment by way of a LIBOR based loan or a rollover or a conversion into a LIBOR based loan, the Borrower shall specify in its notice of borrowing, notice of rollover or notice of conversion, as applicable, the LIBOR period (which shall begin and end on a Banking Day) applicable to such LIBOR based loan.

5.2
Inability to Make LIBOR Based Loans. If on any date CIBC determines in good faith (which determination shall be conclusive as between the parties hereto), that its ability to make a requested LIBOR based loan has become impracticable, impossible or unlawful, or has been materially adversely affected, because:

(a)
of any change in applicable law or in the interpretation or administration thereof by authorities having jurisdiction in the matter, whether or not having the force of law;

  (b)
  of any material adverse change in, or the termination of, the London Interbank Eurodollar Market for eurodollars; or

  (c)
  there exists no adequate or fair measure to ascertain the LIBOR for any LIBOR period for the LIBOR based loan,

  then CIBC shall give the Borrower written notice thereof and thereupon, CIBC shall have no further obligation with respect to such LIBOR based loan, provided that, the Borrower may elect to drawdown, rollover or convert the amount originally requested by way of such LIBOR based loan, into some other type of Availment upon compliance with the applicable notice requirements set out herein.

ARTICLE 6
BANKERS' ACCEPTANCES

6.1
General. Each bankers' acceptance draft tendered by the Borrower for acceptance by CIBC shall be in a form acceptable to CIBC and the advance in respect thereof shall be in a principal amount of not less than Cdn. $2,500,000 and in multiples of Cdn. $500,000 for any amounts in excess thereof and shall have a term of not less than 30 days and not more than 180 days, unless otherwise agreed to by the CIBC.

6.2
Terms of Acceptance by CIBC.

(a)
Power of Attorney. To facilitate the procedures contemplated in this Agreement, the Borrower appoints CIBC from time to time as the attorney-in-fact of the Borrower to execute, endorse and deliver on behalf of the Borrower drafts or depository bills in the form or forms prescribed by CIBC for bankers' acceptances denominated in Canadian Dollars (each such executed draft or depository bill which has not yet been accepted by CIBC being referred to as a "Draft"). Each bankers' acceptance executed and delivered by CIBC on behalf of the Borrower as provided for in this Section 6.2(a) will be as binding upon the Borrower as if it had been executed and delivered by a duly authorized officer of the Borrower. The foregoing appointment will cease to be effective three Banking Days following receipt by CIBC of a notice from the Borrower revoking such appointment provided that any such revocation will not affect bankers' acceptances previously executed and delivered by CIBC pursuant to such appointment.

(b)
Payment. The Borrower shall provide for payment to CIBC of each bankers' acceptance at its maturity, either by payment of the face amount thereof or through the utilization of an Availment in accordance with this Financing Commitment, or through a combination thereof. The Borrower waives presentment for payment of bankers' acceptances by CIBC and shall not claim from CIBC any days of grace for the payment at maturity of bankers' acceptances. Any amount owing by the Borrower in respect of any bankers' acceptance which is not paid in accordance with the foregoing, shall, as and from its maturity date, be deemed to be outstanding hereunder as a CIBC Prime Rate loan.

(c)
No Liability. CIBC shall not be liable for any damage, loss or improper use of any bankers' acceptance draft endorsed in blank except for any loss arising by reason of CIBC failing to use the same standard of care in the custody of such bankers' acceptance drafts as CIBC uses in the custody of its own property of a similar nature.

(d)
Marketing of Bankers' Acceptances. The Borrower shall be responsible for, and shall make its own arrangements with respect to, the sale of bankers' acceptances in the market place. Notwithstanding the foregoing, CIBC may purchase from the Borrower for its own account any bankers' acceptance issued by it at a discount rate to be agreed upon between the Borrower and CIBC.

  (e)
  Depository Bills. It is the intention of the Borrower and CIBC that pursuant to the Depository Bills and Notes Act ("DBNA"), all bankers' acceptances accepted by CIBC under the Financing Commitment shall be issued in the form of a "depository bill" (as defined in the DBNA), deposited with the Canadian Depository for Securities Ltd. ("CDS") and will be made payable to CDS & Co. In order to give effect to the foregoing, CIBC shall, subject to the approval of the Borrower, such approval not to be unreasonably withheld, establish and notify the Borrower of any additional procedures, consistent with the terms of the Financing Commitment and the requirements of the DBNA, as are reasonably necessary to accomplish such intention, including, without limitation:

  (i)
  any instrument held by CIBC for the purposes of bankers' acceptances shall have marked prominently, and legibly on its face and within its text, at or before the time of issue, the words "This is a depository bill subject to the Depository Bills and Notes Act (Canada)";

  (ii)
  any reference to the authentication of the bankers' acceptance will be removed; and

  (iii)
  any reference to "bearer" will be removed and such bankers' acceptance shall not be marked with any words prohibiting negotiation, transfer or assignment of it or of an interest in it.

  (f)
  Records. As a condition precedent to CIBC's obligation to accept bankers' acceptances hereunder, the Borrower shall have either delivered to CIBC at the branch of account used by the Borrower sufficient bankers' acceptances executed in blank in sufficient time for CIBC to forward to and hold same at its Toronto offices for issuance in accordance with a request from the Borrower or provide CIBC with an authorization in a form acceptable to it, authorizing the designated securities officers of CIBC to complete and issue such bankers' acceptances and, on behalf of the Borrower, to sign such bankers' acceptances as drawer by affixing a reproduction of the signatures of CIBC's designated securities officers thereon. CIBC shall maintain a record with respect to such bankers' acceptances endorsed in blank that are:

  (i)
  received by CIBC from the Borrower;

  (ii)
  voided by CIBC for any reason;

  (iii)
  accepted by CIBC hereunder; and

  (iv)
  cancelled by CIBC at the maturity thereof.

6.3
General Mechanics.

(a)
Notice. Subject to Section 2.4 of this Schedule "A", the Borrower may in the notice of borrowing, notice of rollover or notice of conversion requesting an Availment by way of bankers' acceptances or by subsequent notice to CIBC, provide CIBC with information as to the discount proceeds payable by the purchasers of the bankers' acceptances and the party to whom delivery of the bankers' acceptances is to be made against delivery of such discount proceeds to CIBC for the credit of the Borrower.

(b)
Rollovers. In the case of a rollover of maturing bankers' acceptances, CIBC, in order to satisfy the continuing liability of the Borrower to CIBC for the face amount of the maturing bankers' acceptances, shall retain for its own account the net proceeds of each new bankers' acceptance issued by it in connection with such rollover and the Borrower shall, on the maturity date of the maturing bankers' acceptances, pay to CIBC an amount equal to the difference between the face amount of the maturing bankers' acceptances and the aggregate net proceeds of the new bankers' acceptances.

(c)
Conversion from Canadian Dollar Availments. In the case of a conversion from a CIBC Prime Rate loan into an Availment by way of bankers' acceptances, CIBC, in order to satisfy the continuing liability of the Borrower to CIBC for the principal amount of the CIBC Prime Rate loan being converted, shall retain for its own account the net proceeds of each new bankers' acceptance issued by it in connection with such conversion and the Borrower shall, on the date of issuance of the bankers' acceptances pay to CIBC an amount equal to the difference between the aggregate principal amount of the CIBC Prime Rate loan being converted, including any accrued interest thereon, owing to CIBC and the aggregate net proceeds of such bankers' acceptances.

  (d)
  Conversion to Canadian Dollar Availment. In the case of a conversion of an Availment by way of bankers' acceptances into a CIBC Prime Rate loan, CIBC, in order to satisfy the liability of the Borrower to CIBC for the face amount of the maturing bankers' acceptances, shall record the obligation of the Borrower to it as a CIBC Prime Rate loan, unless the Borrower provides for payment to CIBC of the face amount of the maturing bankers' acceptance in some other manner acceptable to CIBC.

  (e)
  Authorization. The Borrower hereby authorizes CIBC to complete, stamp, hold, sell, rediscount or otherwise dispose of all bankers' acceptances accepted by it in accordance with the instructions provided by the Borrower hereunder.

6.4
Escrowed Funds. Upon the occurrence of an Event of Default, the Borrower shall forthwith pay to CIBC for deposit into an escrow account maintained by and in the name of CIBC an amount equal to CIBC's maximum potential liability under then outstanding bankers' acceptances, letters of credit and other similar Availments, including CIBC's contingent exposure under swap contracts entered into with the Borrower (the "Escrow Funds"). The Escrow Funds shall be held by CIBC for set-off against future indebtedness owing by the Borrower to CIBC in respect of such bankers' acceptances and pending such application shall bear interest at the rate declared by CIBC from time to time as that payable by it in respect of deposits for such amount and for the period from the date of deposit to the maturity date of the bankers' acceptances. If such Event of Default is either waived or cured in compliance with the terms of this Financing Commitment, then the remaining Escrow Funds if any, together with any accrued interest to the date of release, shall be released to the Borrower

6.5
Execution of Bankers' Acceptances. The signatures of any authorized signatory on bankers' acceptances may, at the option of the Borrower, be reproduced in facsimile and such bankers' acceptances bearing such facsimile signatures shall be binding on the Borrower as if they had been manually signed by such authorized signatory. Notwithstanding that any person whose signature appears on any bankers' acceptance as a signatory may no longer be an authorized signatory of the Borrower at the date of issuance of a bankers' acceptance, and notwithstanding that the signature affixed may be a reproduction only, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and as if such signature had been manually applied, and any such bankers' acceptance so signed shall, subject to Section 6.2 of this Schedule "A", be binding on and at the risk of the Borrower.

ARTICLE 7
INCREASED COSTS

7.1
Changes in Law.

(a)
If due to either:

(i)
the introduction of, or any change in, or in the interpretation of any law, whether having the force of law or not, resulting in the imposition or increase of reserves, deposits or similar requirements by any central bank or administrative body charged with the administration thereof; or

    (ii)
    the compliance with any guideline or request from any central bank or other administrative body which CIBC, acting reasonably, determines that it is required to comply with,

  there shall be any increase in the cost to CIBC of agreeing to make or making, funding or maintaining this Financing Commitment or there shall be any reduction in the effective return to CIBC thereunder, then, subject to the paragraph below, the Borrower shall, within 5 Banking Days after being notified by CIBC of such event, pay to CIBC quarterly in arrears, that amount (the "Additional Compensation") which CIBC, acting reasonably, determines shall compensate it, after taking into account all applicable taxes, for any such increased costs or reduced returns incurred or suffered by CIBC.

  (b)
  If Additional Compensation is payable pursuant to the above paragraph, the Borrower shall have the option to prepay any amount of the Principal Indebtedness owed to CIBC, subject to provisions herein.

7.2
Changes in Circumstances. Notwithstanding anything to the contrary herein contained, if on any date CIBC determines in good faith, which determination shall be conclusive and binding on the parties, and provided written notice is given to the Borrower that its ability to maintain, or continue to offer any Availment has become unlawful or impossible due to:

(a)
any change in applicable laws, or in the interpretation or administration thereof by authorities having jurisdiction in the matter;

(b)
any material adverse change in, or the termination of, the London Interbank Eurodollar Market for eurodollars; or

(c)
the imposition of any condition, restriction or limitation upon CIBC which is outside of its control,

then, in any such case, the Borrower shall forthwith repay to CIBC all principal amounts affected thereby, together with all unpaid interest accrued thereon to the date of repayment and all other expenses incurred in connection with the termination of any such Availment. The Borrower may utilize other forms of Availments not so affected in order to make any required repayment and after any such repayment, the Borrower may elect to re-borrow the amount repaid by way of some other Availment upon complying with applicable requirements thereof.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES OF THE BORROWER

8.1
Representations and Warranties. The Borrower hereby represents and warrants to CIBC as of the date of this Financing Commitment and each time the Borrower requests an Availment that:

(a)
Incorporation, Organization and Power. The Borrower has been duly incorporated and is validly existing under the laws of its jurisdiction of incorporation and is duly registered to carry on business in each jurisdiction in Canada in which the nature of any material business carried on by it or the character of any property owned or leased by it makes such registration necessary, and it has full corporate power and capacity to enter into and perform its obligations under this Financing Commitment and to carry on its business as currently conducted.

(b)
Authorization and Status of Agreements. This Financing Commitment and the Security have been duly authorized, executed and delivered by the Borrower and does not conflict with or contravene or constitute a default or create an encumbrance, other than a Permitted Encumbrance, under:

    (i)
    its constating documents or by-laws or any resolution of its directors or partners, as the case may be;

    (ii)
    any agreement or document to which it is a party or by which any of its property is bound; or

    (iii)
    any applicable law,

    the contravention of which would have a Material Adverse Effect.

  (c)
  Enforceability. This Financing Commitment and the Security constitutes the Borrower's valid and binding obligations and each is enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar statutes affecting the enforcement of creditors' rights generally and by general principles of equity.

  (d)
  Litigation. There are no actions, suits or proceedings at law or before or by any administrative body existing or pending, or to the Borrower's knowledge threatened, or which, to the Borrower's knowledge, it is threatened to be made a party and the result of which would, if successful against it, have a Material Adverse Effect or cause a Material Adverse Change.

  (e)
  Environmental Laws. The Borrower has obtained all material permits, licenses and other authorizations which are required under environmental laws. The Borrower is in full compliance with environmental laws and with the terms and conditions of all such permits, licenses and authorizations, except to the extent that failure to so comply would not have a Material Adverse Effect or cause a Material Adverse Change.

  (f)
  Environmental Condition of Property. The property or any part thereof owned, operated or controlled by the Borrower:

  (i)
  is not, to the knowledge of the Borrower, the subject of any outstanding claim, charge or order from an administrative body alleging violation of environmental laws or, if subject to any such claim, charge or order, the Borrower is taking or causing to be taken, with respect to its subsidiaries all such remedial, corrective or other action required under the claim, charge or order or is diligently and in good faith contesting or causing its subsidiaries to contest the validity thereof; and

  (ii)
  complies, with respect to each of its use and operation, in all material respects with environmental laws and with the terms and conditions of all permits, licenses and other authorizations which are required to be obtained by each of them under applicable environmental laws.

  (g)
  Title to Properties. The Borrower has and shall continue to maintain good, beneficial and valid title to its oil and gas properties, subject only to Permitted Encumbrances, and is entitled to charge its interest in such properties in favour of CIBC under the Security without the need to obtain the consent of or release from any other Person and such oil and gas properties are not held in trust for any other Person other than as disclosed in writing to CIBC.

  (h)
  Operation of Properties. To the best of the Borrower's knowledge, information and belief, after due enquiry, all oil, gas and other wells have been and shall continue to be drilled, completed, shut-in, abandoned (and if required to be so abandoned, abandoned in accordance with applicable law), and the facilities, plants and equipment in respect thereof have been and shall continue to be operated and maintained, as the case may be, in a good and workmanlike manner in accordance with sound industry practice and in accordance with all applicable laws, except to the extent that the failure to comply would not have a Material Adverse Affect or cause a Material Adverse Change.

  (i)
  No Adverse Change. The most recent audited financial statements of the Borrower provided to CIBC were prepared in accordance with generally accepted accounting principles in effect in the United States and such audited financial statements present fairly in all material respects the Borrower's financial position as at the date thereof and since that date there has been no Material Adverse Change.

  (j)
  Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower to CIBC in connection with this Financing Commitment is true and accurate in all material respects and the Borrower is not aware of any omission of any material fact which renders such factual information incomplete or misleading in any material way.

  (k)
  No Breach of Orders, Licences or Statutes. The Borrower is not in breach of:

  (i)
  any order, approval or mandatory requirement or directive of any administrative body;

  (ii)
  any governmental licence or permit; or

  (iii)
  any applicable law,

    the breach of which would have a Material Adverse Effect.

  (l)
  No Default. No Event of Default has occurred and no event with the passage of time or the giving of notice, or both, has occurred which would become an Event of Default.

  (m)
  Approvals. All material regulatory approvals, permits and licenses necessary for the Borrower to carry on its business, as currently carried on, and all approvals, and consents necessary for it to enter into this Financing Commitment and the Security and perform its obligations thereunder have, in each case, been obtained and are in good standing.

  (n)
  Subsidiaries. The Borrower has no direct or indirect subsidiaries other than as disclosed in writing to CIBC.

  (o)
  Ownership of Voting Shares. The Voting Shares of the Borrower are 99.7% owned the Guarantor.

  (p)
  Affiliates. The Borrower's only affiliates (as such term as defined in the Business Corporations Act (Alberta)) are Carbon Energy Corporation and Bonneville Fuels Corporation and its subsidiaries, Bonneville Fuels Operating Corporation, Bonneville Fuels Marketing Corporation, Bonneville Fuels Management Corporation and Colorado Gathering Corporation.

8.2
Acknowledgement. The Borrower acknowledges that CIBC is relying upon the representations and warranties in this Article 6 in making this Financing Commitment available to the Borrower and that the representations and warranties herein shall be deemed to be restated in every respect effective on the date each and every Availment is made under this Financing Commitment.

ARTICLE 9
COVENANTS OF THE BORROWER

9.1
Affirmative Covenants. While any indebtedness under this Financing Commitment and the Security is outstanding or any of the Availments remains available to the Borrower and except with the written consent of CIBC, the Borrower covenants with CIBC that:

(a)
Punctual Payment. The Borrower shall pay or cause to be paid all indebtedness and other amounts payable under this Financing Commitment and the Security punctually when due.

(b)
Corporate Existence. The Borrower shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in good standing as a corporation under the laws of its jurisdiction of incorporation.

(c)
Inspection by CIBC. The Borrower shall allow and do all things necessary to enable CIBC, acting reasonably, from time to time to inspect all of the Borrower's corporate and financial records located at its plants and sites including where the Borrower may otherwise carry on business.

(d)
Notice of Event of Default. The Borrower shall notify CIBC of the occurrence of any Event of Default, or of any event which with the passage of time or the giving of notice, or both, would become an Event of Default, forthwith upon becoming aware thereof and specify in such notice the nature of the event and the steps taken or proposed to be taken to remedy the same.

(e)
Notice of Environmental Damage. The Borrower shall, promptly upon acquiring knowledge thereof, notify CIBC of the discovery of any contaminant or of any release of a contaminant into the environment from or upon the land or property owned, operated or controlled by the Borrower which could reasonably be expected to have a Material Adverse Effect.

(f)
Environmental Certificates. The Borrower shall provide an environmental certificate in CIBC's standard form to CIBC at the same time as the delivery of its annual financial statements.

(g)
Additional Environmental Information. The Borrower shall upon the request of CIBC make available for discussion with CIBC and its nominee at all reasonable times the individuals who were involved in the preparation of any environmental certificate given hereunder.

(h)
Operation of Properties. The Borrower shall operate its property or, if it is not the operator, use reasonable efforts to ensure that such property is operated, in accordance with sound industry practice and in accordance with all applicable laws.

(i)
Performance of Leases. The Borrower shall perform or cause to be performed all obligations under all leases relating to its oil and gas properties, including payment of rentals, royalties, taxes or other charges in respect thereof which are necessary to maintain all such leases in good standing in all material respects, provided that this covenant shall not restrict their right to surrender leases which are uneconomic to maintain.

(j)
Insurance. The Borrower shall maintain or cause to be maintained adequate insurance in respect of its property, including all wellhead equipment and other plant and equipment according to prudent industry standards, and shall provide CIBC with copies of all insurance policies relating thereto if so requested.

(k)
Material Adverse Claims. The Borrower shall, except for Permitted Encumbrances, defend its property from all material adverse claims where the failure to do so may have a Material Adverse Effect.

  (l)
  Protection of Security. The Borrower shall do all things reasonably requested by CIBC to protect and maintain the Security and the priority thereof in relation to other Persons.

  (m)
  Environmental Audit. If CIBC, acting reasonably, determines that the Borrower's obligations or other liabilities in respect of matters dealing with the protection or contamination of the environment or the maintenance of health and safety standards, whether contingent or actual, may have a Material Adverse Effect then, at the request of CIBC, the Borrower shall assist CIBC in conducting an environmental audit of the property which is the subject matter of such contingent or actual obligations or liabilities, by an independent consultant selected by CIBC. The cost of such audit shall be for the account of the Borrower, provided that, CIBC shall carry out such audit in consultation with the Borrower to expedite its completion in a cost effective manner. Should the result of such audit indicate that the Borrower is in breach, or with the passage of time is likely to be in breach, of any environment law and such breach or potential breach has or may have, in the opinion of CIBC, acting reasonably, a Material Adverse Effect, and without in any way prejudicing or suspending any of the rights and remedies of CIBC under this Financing Commitment, the Borrower shall forthwith commence and diligently proceed to rectify or cause to be rectified such breach or potential breach, as the case may be, and shall keep CIBC fully advised of the actions it intends to take and has taken to rectify such breach or potential breach and the progress it is making in rectifying same. CIBC shall be permitted to retain, for the account of the Borrower, the services of a consultant to monitor the Borrower's compliance with this Section 9.1(m).

  (n)
  Other Information. The Borrower shall provide to CIBC, at the request of CIBC acting reasonably, such other documentation and information concerning the Borrower and its business as CIBC may require.

  (o)
  Security. The Security shall be in such form or forms as shall be required by CIBC acting reasonably, and shall be registered in such offices in Canada or any Province thereof or in any other jurisdiction in which the Borrower carries on business as CIBC may from time to time require to protect the security interests created thereby. Should CIBC determine at any time and from time to time that the form and nature of the then existing Security is deficient in any way or does not fully provide CIBC with the security interests and priority to which CIBC is entitled hereunder, the Borrower shall forthwith execute and deliver or cause to be executed and delivered to CIBC, at the Borrower's expense, such amendments to the Security or provide such new security as CIBC may reasonably request.

  (p)
  Fixed Charge Security. If CIBC determines in its sole discretion that there has been a Material Adverse Change (including the occurrence of a Borrowing Base Shortfall) and CIBC considers it necessary for its adequate protection, the Borrower, at the request of CIBC, shall forthwith grant or cause to be granted to CIBC and/or PLC, a fixed charge and security interest (subject only to Permitted Encumbrances which under applicable law rank in priority thereto) in such of the Borrower's property as CIBC shall, in its sole discretion, determine as security for all then present and future indebtedness of the Borrower to CIBC and/or PLC under this Financing Commitment. In this connection, the Borrower shall:

  (i)
  provide CIBC with such information as is reasonably required by CIBC to identify the property to be so charged;

  (ii)
  do all such things as are reasonably required to grant in favour of CIBC and/or PLC, a fixed charge and security interest (subject only to Permitted Encumbrances which under applicable law rank in priority thereto) in respect of such property to be so charged;

  (iii)
  provide CIBC and/or PLC with all corporate resolutions and other action, as reasonably required for the Borrower, to grant to CIBC and/or PLC a fixed charge and security interest (subject only to Permitted Encumbrances which under applicable law rank in priority thereto) in their respective property identified by CIBC to be so charged;

    (iv)
    provide CIBC and/or PLC with such security instruments and other documents which CIBC, acting reasonably, deems are necessary to give full force and effect to the provisions of this Section 9.1(p);

    (v)
    assist CIBC and/or PLC in the registration or recording of such agreements and instruments in such public registry offices in Canada or any Province thereof as CIBC, acting reasonably, deems necessary to give full force and effect to these provisions; and

    (vi)
    pay all reasonable costs and expenses incurred by CIBC and/or PLC in connection with the preparation, execution and registration of all agreements, documents and instruments, including any amendments to the Security, made in connection herewith.

9.2
Negative Covenants. While any indebtedness under this Financing Commitment and the Security is outstanding or any of the Availments remain available to the Borrower, and except with the prior written consent of CIBC, such consent not to be unreasonably withheld, the Borrower shall not:

(a)
incur indebtedness except for Permitted Indebtedness;

(b)
provide or permit a security interest or lien over its property, except for Permitted Encumbrances;

(c)
make any Distribution;

(d)
merge, amalgamate, or consolidate with another Person or permit a Change of Control;

(e)
make any material change in the nature of its business as now carried on;

(f)
make material investments or enter into ventures of a material nature which are outside the scope of their normal course of business;

(g)
grant a security interest or lien over any shares it owns, either directly or indirectly, in any of its subsidiaries, if any, other than pursuant to the Security; and

(h)
make any sale or disposition of its property, other than in the ordinary course of business.

ARTICLE 10
EVENTS OF DEFAULT

10.1
Event of Default. Each of the following events shall constitute an Event of Default under this Financing Commitment:

(a)
Incorrect Representations. If any representation or warranty made to CIBC by the Borrower shall prove to have been incorrect in any material respect when so made or deemed to have been repeated as herein provided and, as a result of such incorrect representation or warranty, there has been a Material Adverse Change or such incorrect representation or warranty has a Material Adverse Effect.

(b)
Failure to Pay. If the Borrower makes default in the due and punctual payment of any principal, interest, fees or other amounts owing under or pursuant to this Financing Commitment as and when the same becomes due and payable, whether at maturity or otherwise and such default continues for a period of 3 days after notice of such default is given by CIBC to the Borrower.

(c)
Breach of Covenants. Except for an Event of Default set out in the above paragraph, if the Borrower defaults in the performance or observance of any covenant, obligation or condition to be observed or performed by it under or pursuant to this Financing Commitment or any other agreement now or hereafter made by the Borrower with CIBC, and such default continues for a period of 30 days after notice is given to the Borrower by CIBC.

  (d)
  Insolvency. If a judgment, decree or order of a court of competent jurisdiction is entered against the Borrower, (i) adjudging it bankrupt or insolvent, or approving a petition seeking its reorganization or winding-up under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act(Canada) or any other bankruptcy, insolvency or analogous Law, or (ii) appointing a receiver, trustee, liquidator, or other Person with like powers, over all, or substantially all, of its property or (iii) ordering the involuntary winding up or liquidation of affairs or (iv) if any receiver or other Person with like powers is appointed over all, or substantially all, of its property, unless such appointment is stayed and of no effect against the Security and the rights of CIBC and/or PLC thereunder.

  (e)
  Winding-Up. If (i) an order or a resolution is passed for the dissolution, winding-up, reorganization or liquidation of the Borrower, pursuant to applicable laws, including the Business Corporations Act (Alberta), or (ii) the Borrower institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous law, or (iii) the Borrower consents to the filing of any petition under any such law or to the appointment of a receiver, or other Person with like powers, over all, or substantially all, of such party's property, or (iv) the Borrower makes a general assignment for the benefit of creditors, or becomes unable to pay its debts generally as they become due, or (v) the Borrower takes or consents to any action in furtherance of any of the aforesaid purposes.

  (f)
  Other Indebtedness. The Borrower fails to make any payment of principal or interest in regard to any indebtedness whatsoever owed by it after the expiry of any applicable grace period or demand therefor, whether incurred before or after the date hereof, to any Person other than CIBC and/or PLC, where the outstanding principal amount of such indebtedness is more than $500,000, unless (i) the Borrower is contesting the validity of such indebtedness in good faith by appropriate proceedings diligently conducted, as long as such proceedings do not involve any risk of unindemnified liability on the part of CIBC and/or PLC, (ii) the Borrower notifies CIBC of such contest, and (iii) the Borrower has established reasonable reserves therefor, adequate in the opinion of CIBC, in accordance with the generally accepted accounting principles in effect in Canada or United States, as applicable, at the time of such contest.

  (g)
  Carbon Energy Corporation Indebtedness. Carbon Energy Corporation fails to make any payment of principal or interest in regard to any indebtedness whatsoever owed by it, including without limitation, pursuant to any judgment, loan agreement, guarantee, letter of credit, lease or any other agreement evidencing indebtedness, after the expiry of any applicable grace period or demand therefor, whether incurred before or after the date hereof, to any Person, where the outstanding principal amount of such indebtedness is, in the case of a single such failure, more than $100,000 or, in the case of the aggregate of all such failures, more than $500,000, unless (i) Carbon Energy Corporation is contesting the validity of such indebtedness in good faith by appropriate proceedings diligently conducted, as long as such proceedings do not involve any risk of unindemnified liability on the part of CIBC and/or PLC, (ii) the Borrower notifies CIBC of such contest, and (iii) Carbon Energy Corporation has established reasonable reserves therefor, adequate in the opinion of CIBC, in accordance with the generally accepted accounting principles in effect in Canada or the United States, as applicable, at the time of such contest.

  (h)
  Other Defaults. The Borrower defaults in the observance or performance of any non-monetary obligation, covenant or condition to be observed or performed by it pursuant to any agreement to which it is a party or by which any of its property is bound, where such default would have a Material Adverse Effect and it fails to remedy such default within a period of 30 days after notice of such default.

  (i)
  Adverse Proceedings. The occurrence of any action, suit or proceeding against or affecting the Borrower before any court or before any administrative body which, if successful, would constitute a Material Adverse Change, unless the action, suit, or proceedings shall be contested diligently and in good faith and, in circumstances where a lower court or tribunal has rendered a decision adverse to such party, such party is appealing such decision, and has provided CIBC with a reserve in respect thereof, adequate in the opinion of CIBC.

  (j)
  Cessation of Business. The Borrower ceases or proposes to cease carrying on business, or a substantial part thereof, or makes or threatens to make a bulk sale of its property.

  (k)
  Material Adverse Change. Any Material Adverse Change occurs, as determined by CIBC acting reasonably, and the Borrower fails to remedy such Material Adverse Change within a period of 30 days after notice thereof from CIBC.

  (l)
  Pledge of Shares. Shares of the Borrower become pledged or otherwise encumbered by the owner thereof without the prior written consent of CIBC, in its sole discretion.

10.2
Remedies. Upon the occurrence of an Event of Default, CIBC may forthwith terminate any further obligation to provide Availments, make advances or to grant any further credits to the Borrower and may declare the Principal Indebtedness together with unpaid accrued interest thereon and any other amounts owing under or pursuant to this Financing Commitment, contingent or otherwise, to be immediately due and payable, whereupon the Borrower shall be obligated without any further grace period to forthwith pay such amounts to CIBC and CIBC may exercise any and all rights, remedies, powers and privileges afforded by applicable law or under any and all other instruments, documents and agreements made to secure or assure payment and performance of the obligations of the Borrower under this Financing Commitment, including, without limitation, the Security.

10.3
Waivers. An Event of Default may only be waived in writing by CIBC.

ARTICLE 11
ASSIGNMENT

11.1
Assignment of Interests. The rights and obligations of the Borrower under this Financing Commitment shall not be assignable, in whole or in part, without the prior written consent of CIBC.

ARTICLE 12
MISCELLANEOUS

12.1
Telephone Instructions. Any verbal instructions given by the Borrower in relation to this Financing Commitment shall be at the risk of the Borrower, and CIBC shall have no liability for any error or omission in such verbal instructions or in the interpretation or execution thereof by CIBC provided CIBC acted without gross negligence in the circumstances.

12.2
No Partnership, Joint Venture or Agency. The Borrower agrees that nothing contained in this Financing Commitment nor the conduct of any party shall in any manner whatsoever constitute or be intended to constitute any party as the agent or representative or fiduciary of the other, constitute or be intended to constitute a partnership or joint venture between CIBC and the Borrower.

12.3
Judgment Currency Deficiency. If, for the purposes of obtaining judgment in any court or any other related purpose hereunder, it is necessary to convert an amount due to CIBC in U.S. Dollars into Cdn. Dollars, the exchange rate shall be the daily noon day rate quoted by the Bank of Canada on the relevant date to purchase in Calgary the U.S Dollars with the Cdn. Dollars, and includes any premium or costs payable by the purchaser. The Borrower agrees that its obligation in respect of any U.S. Dollars owed to CIBC shall, notwithstanding any judgment or payment in the Cdn. Dollars, be discharged only to the extent CIBC may, in accordance with normal banking procedures, purchase in the Calgary foreign exchange market the U.S. Dollars with the amount of the Cdn. Dollars paid; and if the amount of the U.S. Dollars purchased is less than the amount originally due, the Borrower agrees that the deficiency shall be a separate and continuing obligation of it, and shall constitute in favour of CIBC a cause of action which shall continue in full force and effect notwithstanding any such judgment, or order to the contrary, and the Borrower agrees, notwithstanding any such payment or judgment, to indemnify CIBC against any such loss or deficiency. The Borrower acknowledges that any indebtedness it may incur or suffer under this paragraph shall be secured by the Security unless earlier discharged as provided herein.

12.4
Further Assurances. The Borrower shall, from time to time forthwith at CIBC's request and at the Borrower's own cost and expense, do, make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, assignments, acts, matters and things which may be reasonably required by CIBC with respect to this Financing Commitment, the Security or any part thereof and to give effect to any provision thereof.

12.5
Waiver of Laws. To the extent legally permitted, the Borrower hereby irrevocably and absolutely waives the provisions of any applicable law which may be inconsistent at any time with, or which may delay or limit in any way, the enforcement of this Financing Commitment and the Security in accordance with their terms.

12.6
Attornment. The Borrower does hereby irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Alberta for all matters arising out of or relating to this Financing Commitment and the Security or any of the transactions contemplated thereby.

12.7
Interest on Payments in Arrears. Except as otherwise provided in this Financing Commitment, interest shall be paid by the Borrower as follows:

(a)
on amounts for which CIBC has actually incurred an out-of-pocket expense and for which CIBC has an obligation under this Financing Commitment to reimburse such amounts to any third party incurring the expenses, interest shall be payable on such amount at the CIBC Prime Rate plus 2% from and including the day on which the amount was incurred to but excluding the day on which the amount is reimbursed; and

(b)
on amounts payable by the Borrower to CIBC under this Financing Commitment where such payment is in default but the non-payment of such amount has not required an actual out-of-pocket expense by CIBC, at the CIBC Prime Rate plus 2% from and including the day on which the payment was due, but excluding the day on which the payment is made whether before or after judgment.

12.8
Payments Due on Banking Day. Whenever any payment hereunder shall be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall in such case be included in the computation of payment of interest thereunder.

12.9
Application of Proceeds. Except as otherwise agreed to by CIBC in its sole discretion and as otherwise expressly provided hereunder, all payments made by or on behalf of the Borrower under this Financing Commitment, after acceleration of the Principal Indebtedness, shall be applied by CIBC in the following order:

  (a)
  in payment of any amounts due and payable by way of recoverable expenses;

  (b)
  in payment of any amounts by way of any fees (other than standby fees);

  (c)
  in payment of any amounts due and payable as and by way of interest or standby fees, including any interest on overdue amounts;

  (d)
  in payment of the Principal Indebtedness; and

  (e)
  in payment of all other indebtedness under this Financing Commitment or the Security.

12.10	Counterparts. This Financing Commitment may be executed in counterpart, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same instrument.
12.11	Whole Agreement. This Financing Commitment constitutes the whole and entire agreement between the Borrower and CIBC and cancels and supersedes any prior agreements, undertakings, declarations, representations and warranties, written or verbal among all the parties in respect of the subject matter of this Financing Commitment.

THIS IS SCHEDULE B TO THE FINANCING COMMITMENT OF
CANADIAN IMPERIAL BANK OF COMMERCE IN FAVOUR OF
CEC RESOURCES LTD. DATED MAY 9, 2002

COMPLIANCE CERTIFICATE

TO:
CANADIAN IMPERIAL BANK OF COMMERCE

[AND TO: CIBC WORLD MARKETS PLC—when required]

Re:
CEC RESOURCES LTD.—FINANCING COMMITMENT dated as of May 9, 2002, between CEC Resources Ltd. (the "Borrower") and CIBC (the "Financing Commitment").

This Compliance Certificate is delivered pursuant to the Financing Commitment.

1.
We are respectively the [Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice President or Treasurer] of [] (the "Borrower");

2.
This Compliance Certificate applies to the fiscal [quarter/year]of the Borrower ending                        ,             ;

3.
We are familiar with and have examined the provisions of the Financing Commitment and we have made such reasonable investigations of corporate records and inquiries of other officers and senior personnel of the Borrower [and each of its subsidiaries] as we have deemed necessary for purposes of this Compliance Certificate;

4.
Based on the foregoing, the Borrower is not in breach of nor has it breached any provision of the Financing Commitment (other than as previously disclosed in writing to CIBC) and no event or circumstance has occurred which constitutes, or which with the giving of notice, lapse of time or both would constitute, an Event of Default thereunder;

5.
Except as disclosed to CIBC in writing, each of the representations and warranties made in the Financing Commitment were true and correct as at the            day of                         ,            , being the last day of the fiscal [quarter/year]of the Borrower most recently ended;

6.
No Borrowing Base Shortfall exists;

7.
The cumulative proceeds received by the Borrower in respect of sales, conveyances and dispositions of Proved Producing Resaves or related facilities in the current calendar year is $                                           ;

8.
The Borrower has made available to the independent petroleum engineer that prepared the economic and reserve evaluation report [provided concurrently herewith] [most recently provided to CIBC]all relevant information relating to the petroleum or natural gas reserves and related facilities of the Borrower [and each of its subsidiaries]and any royalties, overriding royalties, carried interests, reversionary interests, net profits interest and other burdens related thereto and there is not, to the best of the knowledge of the Borrower, any material error in such economic and reserve evaluation report or material omission therefrom nor is the Borrower [or any of its subsidiaries] aware of any subsequent event or circumstance (excluding matters in respect of which the independent petroleum engineer has made pricing, discount rate or other similar assumptions) which would affect, in any material manner, the information, conclusion, or calculations contained in such economic and reserve evaluation report;

9.
The indebtedness of the Borrower under all swaps as at the last day of the fiscal [quarter/year] of the Borrower most recently ended is as follows:

(a)
Currency Swaps—Cdn. $                        and the notional amount swapped thereunder is Cdn. $                        ; covering            % of the U.S. Dollar indebtedness of the Borrower;

  (b)
  Interests Swaps—Cdn. $                        and the notional amount thereof is Cdn. $                        ; covering            % of the principal indebtedness of the Borrower; and

  (c)
  Commodity Swaps—Cdn. $                        and the quantity of Petroleum Substances subject to such swaps is (            MMCF or barrels); covering    % of the B.O.E./day of the Borrower.

  The foregoing amounts were calculated by the Borrower on a mark-to-market basis as at the end of the fiscal [quarter/year] of the Borrower most recently ended, and by converting all amounts in U.S. Dollars at such date based on the Bank of Canada noon spot exchange rate on such date. The details of all of the Borrower's hedging agreements are set forth in Exhibit 1 hereto.

10.
The Borrower has no subsidiaries other than [list Subsidiaries here].

11.
Since the date of the last Compliance Certificate delivered to CIBC, the Borrower has not received notice of:

(a)
the discovery of any contaminant or of any release of a contaminant into the environment from or upon the land or property of the Borrower or any subsidiary thereof;

(b)
any order, judgment or claim (if such claim is determined adversely) that has been made by any Person against the Borrower[, any subsidiary thereof] or any of [their/its]assets and properties that would give rise to any environmental liability;

(c)
any governmental approval that has been issued or made by any governmental authority to the effect that the Borrower or any subsidiary thereof has failed to comply in any respect with any environmental laws or requiring any remediation, stop work, cleanup otherwise; or

(d)
any claim that has been made by any person against the Borrower, any subsidiary thereof or the Borrowing Base assets that, if determined adversely, would give rise to any environmental liability.

        This Compliance Certificate is given by the undersigned officers in their capacity as officers of the Borrower without any personal liability on the part of such officers.

        WITNESS OUR HANDS on behalf of CEC Resources Ltd. at the City of Calgary, in the Province of Alberta, this            day of                         ,            .

CEC RESOURCES LTD.
By:
Name:
Title:
By:
Name:
Title:

2

EXHIBIT "1" TO THE COMPLIANCE CERTIFICATE
Applicable to the Fiscal Quarter of CEC Resources Ltd. Ending

Details of Hedging Agreements to which CEC Resources Ltd. and its subsidiaries are a party as of
                        ,            .

(Note: List all hedging agreements to which CEC Resources Ltd. or any subsidiary thereof is a party)

Deal Type	Counterparty	Notional Amounts or Volumes	Start Date	Maturity Date	Mark-to Market	Deal Description	Collateral posted (if any)
Currency
Interest rate
Commodity
Other
TOTAL

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  Exhibit 10.1